Exhibit 99.1

Bain Capital Specialty Finance, Inc. Announces June 30, 2024 Financial Results and Declares Third Quarter 2024 Dividend of $0.42 per Share

BOSTON – August 6, 2024– Bain Capital Specialty Finance, Inc. (NYSE: BCSF, the “Company”, “our” or “we”) today announced financial results for the second quarter ended June 30, 2024, and that its Board of Directors (the “Board”) has declared a dividend of $0.42 per share for the third quarter of 2024 and an additional dividend of $0.03 per share that was previously announced.

“BCSF delivered another quarter of solid earnings driven by high net investment income and continued stable credit quality across our diversified portfolio,” said Michael Ewald, Chief Executive Officer of BCSF. “We further strengthened our capital position through increasing commitments to our revolving credit facility and extending the maturity date, as we execute our longstanding strategy of investing in senior secured loans to middle market companies.”

QUARTERLY HIGHLIGHTS

•
Net investment income (NII) per share was $0.51, equating to an annualized NII yield on book value of 11.6%(1);
•
Net income per share was $0.45, equating to an annualized return on book value of 10.2%(1);
•
Net asset value per share as of June 30, 2024 was $17.70, as compared to $17.70 as of March 31, 2024;
•
Gross and net investment fundings were $306.7 million and $(167.0) million, respectively; ending net debt-to-equity was 0.95x, as compared to 1.09x as of March 31, 2024(2);
•
Investments on non-accrual declined to 1.2% and 1.0% of the total investment portfolio at amortized cost and fair value, respectively, as of June 30, 2024, as compared to 1.7% and 1.0% of the total investment portfolio at amortized cost and fair value, respectively, as of March 31, 2024;
•
During the quarter, the Company increased commitments under its senior secured revolving credit facility with Sumitomo Mitsui Banking Corporation as administrative agent (the "Sumitomo Credit Facility") to $855.0 million from $665.0 million and extended the maturity date to May 18, 2029 from December 24, 2026; and
•
Subsequent to quarter-end, the Company’s Board of Directors declared a dividend of $0.42 per share for the third quarter of 2024 payable to stockholders of record as of September 30, 2024. The Board of Directors previously announced an additional dividend of $0.03 per share payable to stockholders of record as of September 30, 2024(3).

SELECTED FINANCIAL HIGHLIGHTS

($ in millions, unless otherwise noted)	Q2 2024	Q1 2024
Net investment income per share	$0.51	$0.53
Net investment income	$33.1	$34.0
Earnings per share	$0.45	$0.55
Dividends per share declared and payable	$0.45	$0.45

($ in millions, unless otherwise noted)	As of June 30, 2024	As of March 31, 2024
Total fair value of investments	$2,237.5	$2,406.0
Total assets	$2,414.8	$2,580.1
Total net assets	$1,142.5	$1,142.5
Net asset value per share	$17.70	$17.70

PORTFOLIO AND INVESTMENT ACTIVITY

For the three months ended June 30, 2024, the Company invested $306.7 million in 77 portfolio companies, including $143.4 million in 11 new companies, $123.8 million in 59 existing companies, $12.0 million in 6 companies to be contributed to SLP and $27.5 million in SLP. The Company had $473.7 million of principal repayments and sales in the quarter, resulting in net investment fundings of $(167.0) million.

Investment Activity for the Quarter Ended June 30, 2024:

($ in millions)	Q2 2024	Q1 2024
Investment Fundings	$306.7	$403.1
Sales and Repayments	$473.7	$296.0
Net Investment Activity	$(167.0)	$107.1

As of June 30, 2024, the Company’s investment portfolio had a fair value of $2,237.5 million, comprised of investments in 154 portfolio companies operating across 32 different industries.

Investment Portfolio at Fair Value as of June 30, 2024:

Investment Type	$ in Millions	% of Total
First Lien Senior Secured Loan	$1,411.4	63.0%
Second Lien Senior Secured Loan	59.5	2.7
Subordinated Debt	46.7	2.1
Preferred Equity	123.0	5.5
Equity Interest	206.2	9.2
Investment Vehicles	390.7	17.5
Subordinated Note in ISLP	190.7	8.5
Equity Interest in ISLP	55.2	2.5
Subordinated Note in SLP	146.5	6.6
Preferred and Equity Interest in SLP	(1.7)	(0.1)
Total	$2,237.5	100%

As of June 30, 2024, the weighted average yield on the investment portfolio at amortized cost and fair value were 13.1% and 13.2%, respectively, as compared to 12.9% and 13.0%, respectively, as of March 31, 2024(4). 92.9% of the Company’s debt investments at fair value were in floating rate securities.

As of June 30, 2024, three portfolio companies were on non-accrual status, representing 1.2% and 1.0% of the total investment portfolio at amortized cost and fair value, respectively.

As of June 30, 2024, ISLP’s investment portfolio had an aggregate fair value of $655.9 million, comprised of investments in 35 portfolio companies operating across 16 different industries. The investment portfolio on a fair value basis was comprised of 95.3% first lien senior secured loans, 0.7% second lien senior secured loans and 4.0% equity interests. 100% of ISLP’s debt investments at fair value were in floating rate securities.

As of June 30, 2024, SLP’s investment portfolio had an aggregate fair value of $983.4 million, comprised of investments in 72 portfolio companies operating across 25 different industries. The investment portfolio on a fair value basis was comprised of 98.4% first lien senior secured loans and 1.6% second lien senior secured loans. 99.9% of SLP’s debt investments at fair value were in floating rate securities.

RESULTS OF OPERATIONS

For the three months ended June 30, 2024 and March 31, 2024, total investment income was $72.3 million and $74.5 million, respectively. The decrease in investment income was primarily due to a decrease in other income.

Total expenses (before taxes) for the three months ended June 30, 2024 and March 31, 2024 were $38.0 million and $39.5 million, respectively.

Net investment income for the three months ended June 30, 2024 and March 31, 2024 was $33.1 million or $0.51 per share and $34.0 million or $0.53 per share, respectively.

During the three months ended June 30, 2024, the Company had net realized and unrealized losses of $4.0 million.

Net increase in net assets resulting from operations for the three months ended June 30, 2024 was $29.1 million, or $0.45 per share.

CAPITAL AND LIQUIDITY

As of June 30, 2024, the Company had total principal debt outstanding of $1,180.2 million, including $227.7 million outstanding in the Company’s Sumitomo Credit Facility, $352.5 million outstanding of the debt issued through BCC Middle Market CLO 2019-1 LLC, $300.0 million outstanding in the Company’s senior unsecured notes due March 2026 and $300.00 million outstanding in the Company’s senior unsecured notes due October 2026.

In May 2024, the Company increased commitments under its Sumitomo Credit Facility to $855.0 million from $665.0 million and extended the maturity date to May 18, 2029 from December 24, 2026. The total number of lenders to the Sumitomo Credit Facility increased to 14. There was no change in borrowing costs in connection with the amendment of the Sumitomo Credit Facility. The stated interest rate on the facility with respect to term benchmark loans denominated in Dollars is (i) SOFR, plus (ii) a 0.10% credit spread adjustment, plus (iii) depending on debt outstanding and subject to borrowing base conditions, (a) 1.875% per annum or (b) 1.75% per annum.

For the three months ended June 30, 2024, the weighted average interest rate on debt outstanding was 5.1%, as compared to 5.2% for the three months ended March 31, 2024.

As of June 30, 2024, the Company had cash and cash equivalents (including foreign cash) of $31.1 million, restricted cash and cash equivalents of $67.0 million, $(3.2) million of unsettled trades, net of receivables and payables of investments, and $616.6 million of capacity under its Sumitomo Credit Facility. As of June 30, 2024, the Company had $405.4 million of undrawn investment commitments.

As of June 30, 2024, the Company’s debt-to-equity and net debt-to-equity ratios were 1.03x and 0.95x, respectively, as compared to 1.19x and 1.09x, respectively, as of March 31, 2024(2).

Endnotes

(1)
Net investment income yields and net income returns are calculated on average net assets, or book value, for the respective periods shown.

(2)
Net debt-to-equity represents principal debt outstanding less cash and cash equivalents and unsettled trades, net of receivables and payables of investments.

(3)
The third quarter dividend is payable on October 31, 2024 to stockholders of record as of September 30, 2024.

(4)
The weighted average yield is computed as (a) the annual stated interest rate or yield earned on the relevant accruing debt and other income producing securities plus amortization of fees and discounts on the performing debt and other income producing investments, divided by (b) the total relevant investments at amortized cost or fair value. The weighted average yield does not represent the total return to our stockholders.

CONFERENCE CALL INFORMATION

A conference call to discuss the Company’s financial results will be held live at 8:30 a.m. Eastern Time on August 7, 2024. Please visit BCSF’s webcast link located on the Events & Presentations page of the Investor Resources section of BCSF’s website at http://www.baincapitalspecialtyfinance.com for a slide presentation that complements the Earnings Conference Call.

Participants are also invited to access the conference call by dialing one of the following numbers:

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Domestic: 1-800-343-4849
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International: 1-203-518-9848
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Conference ID: BAIN

All participants will need to reference “Bain Capital Specialty Finance - Second Quarter Ended June 30, 2024 Earnings Conference Call” once connected with the operator. All participants are asked to dial in 10-15 minutes prior to the call.

Replay Information:

An archived replay will be available approximately three hours after the conference call concludes through August 14, 2024 via a webcast link located on the Investor Resources section of BCSF’s website, and via the dial-in numbers listed below:

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Domestic: 1-844-512-2921
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International: 1-412-317-6671
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Conference ID: 11156499

Bain Capital Specialty Finance, Inc.

Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share data)

	As of	As of
	June 30, 2024	December 31, 2023
	(Unaudited)
Assets
Investments at fair value:
Non-controlled/non-affiliate investments (amortized cost of $1,632,191 and $1,615,061, respectively)	$1,629,550	$1,593,360
Non-controlled/affiliate investment (amortized cost of $34,328 and $132,650, respectively)	36,312	147,971
Controlled affiliate investment (amortized cost of $577,034 and $554,123, respectively)	571,629	557,012
Cash and cash equivalents	18,417	42,995
Foreign cash (cost of $13,141 and $6,865, respectively)	12,716	6,405
Restricted cash and cash equivalents	66,993	63,084
Collateral on forward currency exchange contracts	7,066	7,613
Deferred financing costs	5,119	2,802
Interest receivable on investments	34,369	37,169
Receivable for sales and paydowns of investments	24,179	4,310
Prepaid insurance	570	210
Unrealized appreciation on forward currency exchange contracts	651	—
Dividend receivable	7,276	9,417
Total Assets	$2,414,847	$2,472,348

Liabilities
Debt (net of unamortized debt issuance costs of $6,256 and $7,567, respectively)	$1,173,944	$1,255,933
Interest payable	11,555	13,283
Payable for investments purchased	27,332	11,453
Unrealized depreciation on forward currency exchange contracts	1,507	2,260
Base management fee payable	8,768	8,929
Incentive fee payable	7,924	7,327
Accounts payable and accrued expenses	12,219	9,581
Distributions payable	29,053	27,116
Total Liabilities	1,272,302	1,335,882

Commitments and Contingencies (See Note 10)

Net Assets
Common stock, par value $0.001 per share, 100,000,000,000 and 100,000,000,000 shares authorized, 64,562,265 and 64,562,265 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	65	65
Paid in capital in excess of par value	1,165,191	1,168,384
Total distributable loss	(22,711)	(31,983)
Total Net Assets	1,142,545	1,136,466
Total Liabilities and Total Net Assets	$2,414,847	$2,472,348

Net asset value per share	$17.70	$17.60

See Notes to Consolidated Financial Statements

Bain Capital Specialty Finance, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Income
Investment income from non-controlled/non-affiliate investments:
Interest from investments	$45,209	$47,101	$89,058	$95,170
Dividend income	435	61	435	62
PIK income	5,643	6,249	10,710	10,089
Other income	3,141	1,922	8,396	7,170
Total investment income from non-controlled/non-affiliate investments	54,428	55,333	108,599	112,491

Investment income from non-controlled/affiliate investments:
Interest from investments	279	2,525	2,860	4,963
Dividend income	—	1,630	821	3,005
PIK income	143	628	458	1,022
Total investment income from non-controlled/affiliate investments	422	4,783	4,139	8,990

Investment income from controlled affiliate investments:
Interest from investments	9,618	8,562	18,783	14,917
Dividend income	7,803	7,037	15,249	14,054
Total investment income from controlled affiliate investments	17,421	15,599	34,032	28,971
Total investment income	72,271	75,715	146,770	150,452

Expenses
Interest and debt financing expenses	17,631	20,459	35,687	40,009
Base management fee	8,769	9,116	17,587	18,026
Incentive fee	7,924	4,008	17,156	15,118
Professional fees	1,029	451	1,830	1,032
Directors fees	174	179	348	353
Other general and administrative expenses	2,477	1,493	4,920	3,152
Total expenses, net of fee waivers	38,004	35,706	77,528	77,690
Net investment income before taxes	34,267	40,009	69,242	72,762
Income tax expense, including excise tax	1,150	1,097	2,175	1,692
Net investment income	33,117	38,912	67,067	71,070

Net realized and unrealized gains (losses)
Net realized loss on non-controlled/non-affiliate investments	(5,340)	(229)	(7,876)	(10,880)
Net realized gain on non-controlled/affiliate investments	—	—	4,719	—
Net realized loss on foreign currency transactions	(446)	(321)	(423)	(4,534)
Net realized gain (loss) on forward currency exchange contracts	169	—	1,896	(2,385)
Net change in unrealized appreciation on foreign currency translation	177	127	(31)	3,894
Net change in unrealized appreciation on forward currency exchange contracts	163	(1,476)	1,404	(1,315)
Net change in unrealized appreciation on non-controlled/non-affiliate investments	8,502	(6,925)	19,060	(5,537)
Net change in unrealized appreciation on non-controlled/affiliate investments	21	(432)	(13,337)	3,027
Net change in unrealized appreciation on controlled affiliate investments	(7,273)	(485)	(8,294)	5,116
Total net losses	(4,027)	(9,741)	(2,882)	(12,614)
Net increase in net assets resulting from operations	$29,090	$29,171	$64,185	$58,456

Basic and diluted net investment income per common share	$0.51	$0.60	$1.04	$1.10
Basic and diluted increase in net assets resulting from operations per common share	$0.45	$0.45	$1.00	$0.91
Basic and diluted weighted average common shares outstanding	64,562,265	64,562,265	64,562,265	64,562,265

About Bain Capital Specialty Finance, Inc.

Bain Capital Specialty Finance, Inc. is an externally managed specialty finance company focused on lending to middle market companies. BCSF is managed by BCSF Advisors, LP, an SEC-registered investment adviser and a subsidiary of Bain Capital Credit, LP. Since commencing investment operations on October 13, 2016, and through June 30, 2024, BCSF has invested approximately $7.8 billion in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. BCSF’s investment objective is to generate current income and, to a lesser extent, capital appreciation through direct originations of secured debt, including first lien, first lien/last out, unitranche and second lien debt, investments in strategic joint ventures, equity investments and, to a lesser extent, corporate bonds. BCSF has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Forward-Looking Statements

This letter may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this letter may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the U.S. Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this letter.

Investor Contact:

Katherine Schneider

Tel. (212) 803-9613

investors@baincapitalbdc.com

Media Contact:

Charlyn Lusk

Tel. (646) 502-3549

clusk@stantonprm.com